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                                                                 Exhibit (17)(a)
CDC NVEST STAR GROWTH FUND              PROXY SOLICITED BY THE BOARD OF TRUSTEES
                                                    PROXY FOR SPECIAL MEETING OF
                                                SHAREHOLDERS ON DECEMBER 9, 2004

The undersigned hereby appoints John E. Pelletier, Coleen Downs Dinneen, Russell Kane and Nicholas Palmerino and each of them separately, proxies with full power of substitution to each, and hereby authorizes them to represent and to vote, as designated on the reverse side, at the Special Meeting of Shareholders of CDC Nvest Star Growth Fund (the "Fund"), on December 9, 2004 at 2 pm. Eastern time, and any adjournments thereof, all of the shares of the Fund that the undersigned would be entitled to vote if personally present.

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                                        Date

                                        NOTE: Please sign exactly as your name
                                        appears on this proxy card. All joint
                                        owners should sign. When signing as
                                        executor, administrator, attorney,
                                        trustee or guardian or as custodian for
                                        a minor, please give full title as such.
                                        If a corporation, please sign in full
                                        corporate name and indicate the signer's office. If a partner, sign in the partnership name.


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                                        ----------------------------------------
                                        Signature(s) (if held jointly)

            Please fold and detach card at perforation before mailing

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THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY
THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting and any adjournments thereof. The Trustees recommend a vote FOR the proposal.

              Please vote by filling in the appropriate box below.

Approval of the acquisition of the CDC Nvest Star Growth Fund by the Loomis Sayles Growth Fund, as described in the Prospectus/Proxy Statement dated [ ].

                     FOR          AGAINST            ABSTAIN
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